Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
John A. Curran
610-480-8000
john.curran@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com

Henry Jackson, President of Dashiell Corporation Announces Retirement;
Randall Wisenbaker Named Successor

MEDIA, PA – December 1, 2004 – InfraSource Services, Inc. (NYSE: IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced that Henry Jackson, President of Dashiell Corporation, a wholly-owned subsidiary of the Company, will retire effective December 31, 2004.  The Company named Randall Wisenbaker, President of Dacon Corporation, a wholly-owned subsidiary of Dashiell Corporation, as Jackson’s successor.

“Henry has been an invaluable member of the InfraSource leadership team since the Company’s inception and I will miss his counsel and leadership.  I would like to thank Henry for his years of service to Dashiell and to Infrasource and wish him well in his retirement,” said David Helwig, President and CEO of InfraSource.  “I would also like to extend my congratulations to Randall as he assumes his new role. Randall has been an integral part of the success of Dashiell in various roles over the last 15 years.  He brings a strong understanding of our clients, industries and capabilities as Dashiell and InfraSource go forward with their growth and integration strategies.”

Jackson began his career in 1970 with Dashiell Corporation after serving in the U.S. Army upon his graduation from Sam Houston State University.  He has served as President of Dashiell for 25 years.  Under Jackson’s leadership, Dashiell has grown to be the premier provider of design, construction, testing and maintenance services for high-voltage electric substation facilities in the Southwest.

Wisenbaker joined Dashiell Corporation in 1989 in its Construction Division after graduating from Texas A&M University with a degree in construction science.  He served in numerous roles in this department before assuming the role as Manager of

Operations for Dacon Corporation in 1997.  Wisenbaker has served as Vice President of Operations and, earlier this year, was named President of Dacon Corporation.

About InfraSource

InfraSource Services, Inc. is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers.  Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the uncertainty of the outcome of federal energy legislation; (4) the nature of our contracts, particularly our fixed-price contracts; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (10) successful integration of acquisitions into our business; (11) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; (12) our ability to retain and attract key management personnel and (13) other factors detailed from time to time in our other reports and filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in our Registration Statement on Form S-1 relating to our initial public offering. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

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